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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated October 8, 1999 except, as to the third paragraph of Note 1 for which the date is October 22, 1999, in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-87453) and related Prospectus of Symyx Technologies, Inc. for the registration of 5,307,250 shares of its common stock.



                                              /s/ Ernst & Young LLP


Palo Alto, California

October 22, 1999